MORTGAGE, SECURITY AGREEMENT AND PLEDGE OF LEASES AND RENTS

BY

ELIXIR OF LIFE LLC

* UNITED STATES OF AMERICA

* STATE OF LOUISIANA

* PARISH OF CALCASIEU

* *

BE IT KNOWN, that on the date indicated below, but effective for all purposes on the 3rd day of January, 2020 before me, the undersigned Notary Public duly commissioned and qualified in and for the State and Parish indicated above, personally came and appeared:

ELIXIR OF LIFE LLC, a Texas limited liability company, whose last four digits of its federal taxpayer identification number are 2386, having a mailing address of 3714 Blarney Drive, Houston, Texas 77047, represented herein by its sole members, Saran Adams, (the "**Borrower**").

who declared that Borrower does by these presents declare and acknowledge an indebtedness unto:

TULSA REAL ESTATE FUND, LLC, a Georgia limited liability company, having a mailing address of 3355 Lenox Road, NE, Suite 750, Atlanta Georgia 30326 (the "**Lender**").

RECITALS

A. The Lender has agreed to make a loan to the Borrower pursuant to the terms of a Promissory Note executed by Borrower of even date herewith (the "**Note**") in the original principal amount of $50,000.00.

B. In order to secure the full and punctual payment and performance of any and all present and future loans, extensions of credit, liabilities and/or obligations of every nature and kind whatsoever that the Borrower may now and in the future owe to or incur in favor of Lender and any other loans, extensions of credit, liabilities and/or obligations, direct or indirect, guaranties or by way of assignments, and whether related or unrelated, committed or purely discretionary, absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, of the Borrower to the Lender together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any of such loans, extensions of credit, liabilities and/or obligations may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason (collectively, the "**Indebtedness**"), the Borrower has agreed to execute and deliver this Mortgage, Security Agreement and Pledge of Leases and Rents (this "**Mortgage**") and to grant a mortgage lien, collateral assignment and continuing security interest in and to the Mortgaged Property (as hereinafter defined).

AGREEMENT

Section 1 Hypothecation. In order to secure the Indebtedness, the Borrower does by these presents specially mortgage, pledge, affect, hypothecate and grant a continuing security interest in, to inure to the use and benefit of the Lender, the property known as **1806 Knapp Street, Lake Charles, Louisiana 70601**, and further described, to-wit:

(i) The land described on Exhibit A hereto (the "**Land**")

(ii) Related Property Rights

All the buildings, improvements and other constructions situated on the above-described Land and all appurtenances, rights, ways, privileges, servitudes, prescriptions and advantages thereunto belonging or in anywise appertaining, including without limitation all component parts of the tracts of immovable property described above as the "**Land**", and all component parts of any building, improvement or other construction located on the

above-described tracts of immovable property, now or hereafter a part of or attached to said immovable property or used in connection therewith, whether now leased or owned hereafter and acquired by Borrower on an after-acquired title basis or otherwise, (y) all batture, rights of accretion and riparian rights thereof or attached or belonging thereto (the Land, together with said buildings, improvements, other constructions, and component parts and other rights, privileges and interests encumbered hereby collectively referred to as the "**Premises**") and (z) in accordance with La. R.S. 9:5386, all proceeds (including premium refunds) of each policy of insurance relating to the Premises, whether such insurance proceeds now exist or arise in the future, and all proceeds from any taking of the Premises or any part thereof or any interest or right or estate appurtenant thereto by eminent domain or by purchase in lieu thereof.

All of the foregoing immovable and movable property and incorporeal rights covered by and subject to this Mortgage are herein collectively referred to as the "**Property**." The Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Lender until the full and final payment or discharge of the Indebtedness, and Borrower is herein and hereby bound and obligated not to sell or alienate the Property to the prejudice of this act.

Section 2. Pledge of Leases and Rents. To the extent permitted by La. Civil Code article 3168 *et seq.* and in order to secure the Indebtedness, the Borrower does hereby pledge to the Lender, and grant a continuing security interest in, all of the Borrower's right, title and interest in and to (i) any and all leases affecting the Property or any part thereof, whether now existing or hereafter arising, together with any and all renewals, extensions or modifications thereof (the "Tenant Leases") and (ii) any and all rentals, incomes, profits, security deposits and other sums due or becoming due under any Tenant Leases (the "**Rents**"). The rights assigned by this Mortgage include, without limitation, all of the Borrower's right, power, privilege and option to modify, amend or terminate any Tenant Leases, or waive or release the performance or satisfaction of any duty or obligation of any tenant or lessee (each a "Tenant") under any Tenant Leases.

Section 3. The Security Interests. In order to secure the Indebtedness, the Borrower hereby grants to the Lender a continuing security interest in and to all right, title and interest of the Borrower in, to or under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "**Collateral**"): (i) the Accounts, (ii) the Equipment; (iii) the General Intangibles; (iv) all books and records (including, without limitation, customer lists, credit files, computer programs, tapes, disks, punch cards, data processing software, transaction files, master files, printouts and other computer materials and records) of the Borrower pertaining to any of the Property or any of the Collateral described in clauses (i) through (iii) hereof; and (v) all Proceeds and products of all or any of the Collateral described in clauses (i) through (iv) hereof.

For purposes of this Section 3, the following terms shall have the meanings indicated:

"Accounts" shall mean all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Borrower, and shall also mean and include all accounts receivable, notes, notes receivable, drafts, acceptances, book debts and similar documents and other monies, obligations or indebtedness owing or to become owing to the Borrower arising from the sale, lease or exchange of goods or other property by the Borrower or the performance of services by the Borrower or under any contracts for any of the foregoing (whether or not yet earned by performance on the part of the Borrower), whether now in existence or hereafter arising or acquired.

"Equipment" shall mean all "equipment" (as defined in the UCC, including, without limitation, all furniture and furnishings) now owned or hereafter acquired by the Borrower and located on or relating to the Property, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

"General Intangibles" shall mean all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Borrower, including without limitation (i) all contractual rights of, and obligations or indebtedness owing to, the Borrower (other than Accounts) from whatever source arising, including without limitation

all contract rights of, and obligations or indebtedness owing to, the Borrower under any construction contracts to which the Borrower is a party, any management, franchise or licensing agreement regarding the conduct of the Borrower's business, options or agreements to acquire the Property or any interest therein and all permits and licenses relative to the operation of the Borrower's business, (ii) all things in action, rights represented by judgments, awards of damages, settlements and claims arising out of tort, warranty or contract, whether relating to the Collateral or the Property or otherwise (including without limitation the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), (iii) rights under service, maintenance or warranty contracts, operating agreements, and other warranties, guaranties and bonds, (iv) the right to receive proceeds attributable to insurance loss of the Collateral, (v) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights in intellectual property, copyrights, permits and licenses, and (vi) all rights or claims in respect of refunds for taxes paid.

"Proceeds" shall mean all cash and non-cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Equipment, including, without limitation, all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

"UCC" shall mean the Louisiana Uniform Commercial Code-Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710), as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

Section 4. Maximum Amount; Maturity Date. The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation as a mortgage, as a collateral assignment and as a security agreement, including all principal, interest and any expenses or Advances (as hereinafter defined) incurred by the Borrower and all other amounts included within the Indebtedness, is $150,000. The Borrower acknowledges that this Mortgage secures all loans and advances made or incurred by the Lender under or pursuant to this Mortgage, whether optional or obligatory by the Lender. This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished.

Section 5. Mortgaged Property. All of the foregoing immovable and movable property and incorporeal rights covered by and subject to this Mortgage, including the Property, any Tenant Leases and Rents, and the Collateral, is hereinafter referred to collectively as the "**Mortgaged Property**". This Mortgage has been executed by Borrower pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Indebtedness that may now be existing and/or that may arise in the future as provided herein and, in the Note., with the preferences and priorities provided under applicable Louisiana law. However nothing under this Mortgage shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the Indebtedness may be requested or extended. Borrower's additional Indebtedness will automatically be secured by this Mortgage without the necessity that Borrower agrees or consents to such a result at the time additional Indebtedness are made and that the note or notes evidencing such additional Indebtedness reference the fact that such notes are secured by this Mortgage. Borrower understands that Borrower may not subsequently insist that the Borrower's additional Indebtedness not be secured by this Mortgage unless Lender specifically agrees to such a request

in writing.

Section 6. Performance of Indebtedness. The Borrower will repay the Indebtedness according to the reading, tenor and effect of the Note. The Borrower will do and perform every act required of it by this Mortgage at the time or times and in the manner specified.

Section 7. Title to Collateral. The Borrower represents and warrants that it has good and merchantable title to the Mortgaged Property, free of all liens and encumbrances, except that certain Multiple Indebtedness Mortgage from DRI Mortgage Lending (the "**First Mortgage**") and except as permitted by the Note. Furthermore, the Borrower has not heretofore conveyed or agreed to convey or encumber the Mortgaged Property in any way, except in favor of the Lender and the First Mortgage.

Section 8. Taxes and Other Liens. The Borrower will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon the Mortgaged Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Mortgaged Property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles).

Section 9. Insurance. The Borrower will procure and maintain for the benefit of the Lender or cause to be so procured and maintained, original paid up or financed insurance policies providing for such coverages and in such amounts required by Lender from time to time in its reasonable discretion. The Borrower agrees to notify the Lender immediately in writing of any material fire or other casualty to or accident involving the Mortgaged Property, whether or not such fire, casualty or accident is covered by insurance. The Borrower further agrees to notify promptly the Borrower's insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Mortgaged Property is damaged or destroyed by fire or other casualty. The Lender is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses directly to the Lender instead of to the Borrower and the Lender jointly.

Section 10. Condemnation. The Borrower hereby assigns to the Lender any and all awards that may be given or made in any proceedings by any legally constituted authority to condemn or expropriate the Mortgaged Property, or any part thereof, under power of eminent domain. The Lender may, at its election, either permit the net proceeds to be paid to the Borrower or the Lender may apply the proceeds toward the payment of the Indebtedness.

Section 11. Right of Inspection. The Borrower will permit any officer, employee or agent of the Lender to visit and inspect the Mortgaged Property, examine the books of record and accounts of the Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire.

Section 12. Compliance with Laws and Covenants. The Borrower will observe and comply in all material respects with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, parish, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Borrower or to the Mortgaged Property.

Section 13. Maintenance of the Mortgaged Property. The Borrower will maintain, preserve and keep the Mortgaged Property at all times in thorough repair, good working order and good condition and will, from time to time, make all necessary repairs and improvements so that the security of this Mortgage shall at no time become impaired.

Section 14. Intentionally Deleted.

Section 15. Further Assurances. The Borrower will keep the lien of this Mortgage valid

and unimpaired. The Borrower will promptly (and in no event later than 10 days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Mortgage. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Mortgage or to further evidence and more fully describe the Mortgaged Property or more fully state the security obligations set out herein, or to perfect, protect or preserve any liens created pursuant to this Mortgage, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Mortgage.

Section 16. Reimbursement of Expenses. The Borrower will pay all reasonable and documented legal fees and fees of Lender's counsel, title insurance premiums, brokerage fees, appraisal fees, surveying fees and inspection fees, travel and other expenses incurred by the Lender in connection with the preparation of this Mortgage (including any amendments). The Borrower will, upon request, promptly reimburse the Lender for all payments expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Mortgage, or to protect the Mortgaged Property from any material adverse effect on the value of the Mortgage Property, or to collect the Indebtedness, or to enforce the rights of the Lender under this Mortgage, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest on each such amount at the Default Rate (as defined in the Note) from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

Section 17. Liens. The Borrower will not create, incur, assume or permit to exist any judgment, lien or other encumbrance against all or any portion of the Mortgaged Property, except for (a) liens in favor of the Lender to secure the Indebtedness of the Borrower to the Lender under this Mortgage; (b) liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; (c) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; and (d) any other liens specifically permitted by the Note or the Lender in writing.

Section 18. Sale or Encumbrance. The Borrower will not sell, assign, lease, exchange, transfer, convey, mortgage or otherwise dispose of or encumber (whether in one transaction or in a series of transactions) all or any portion of the Mortgaged Property, without the prior written consent of Lender. The failure to obtain Lender's consent shall be an uncurable Event of Default hereunder

Section 19. Release of Property. The Lender may at any time and without notice to the Borrower, release any part of the Mortgaged Property from the effect of this Mortgage, or grant an extension or deferment of time for the discharge of any obligation hereunder, without affecting the liability of the Borrower hereunder.

Section 20. Advances by Lender. The Borrower authorizes the Lender to advance any sums necessary, limited only as hereinafter set forth, for the purpose of paying (i) insurance premiums, (ii) taxes, forced contributions, service charges, local assessments and governmental charges, (iii) any liens or encumbrances affecting the Mortgaged Property (whether superior or subordinate to the lien of this Mortgage) not permitted by this Mortgage, (iv) necessary repairs and maintenance expenses or (v) any other amounts which the Lender deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Event of Default or to prevent the occurrence of any Event of Default (collectively, the "**Advances**") of whatever kind; provided, however, that nothing herein contained shall be construed as making such Advances obligatory upon Lender, or as making Lender liable for any loss, damage, or injury resulting from the nonpayment thereof. The Borrower covenants and agrees that within five (5) days after demand therefor by the Lender, the Borrower will repay the Advances to the Lender, together with interest thereon at the Default Rate, and in addition will repay any other reasonable costs, attorneys' fees and expenses, charges and expenses of any and every kind for the full protection and preservation of the Mortgaged Property or this Mortgage, including payments required in respect to any lien, privilege or mortgage affecting the Mortgaged Property, together with interest

thereon at the Default Rate, and which amount shall be included in the Indebtedness secured hereby.

Section 21. Taxation of Mortgage. In the event that any governmental authority shall impose any taxation of mortgages or the indebtedness they secure, the Borrower agrees to pay such governmental taxes, assessments or charges either to the governmental authority or to the Lender, as provided by law.

Section 22. Notice of Changes. The Borrower will not change its name, identity, federal tax identification number, location of its chief place of business, or location where it keeps or holds any Collateral or any records relating thereto unless it shall have given the Lender at least 30 days prior written notice thereof.

Section 23. Financial Statements; Tax Returns; Reports. The Borrower shall furnish the Lender all financial statements, tax returns and reports required by the Lender from time to time.

Section 24. Events of Default. The following event shall be considered an "Event of Default" as that term is used herein:

(a) Default under the Note. The occurrence of an Event of Default (as defined in the Note).

(b) Default under this Mortgage. Borrower's default in the performance of any of its obligations under this Mortgage, and except as provided in Section 18, such default continues for five (5) days after written notice from Lender describing such default.

Section 25. Remedies. (a) Upon the happening of any Event of Default specified in the preceding Section, the Lender may by written notice to the Borrower declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

(b) Upon the occurrence of any Event of Default, the Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Borrower and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Lender: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels under ordinary or executory process, at the Lender's sole option, and with or without appraisement, appraisement being expressly waived; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage; or (iv) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage; or (v) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Borrower or of any person, firm or other entity liable for the payment of the Indebtedness; or (vi) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, at such price or prices as the Lender may deem satisfactory, and in connection with any such sale, the Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted and agrees that 30 days prior written notice of the time and place of any such sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-612 of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market; or (vii) pursue such other remedies as the Lender may have under applicable law, including, without limitation, as a secured party under the UCC.

(c) The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Lender under this Mortgage, whether under

the provisions of this Section or otherwise, shall be applied in such manner as the Lender, in its sole discretion, shall determine.

(d) Upon any sale made under or by virtue of this Section, the Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Lender is authorized to deduct under this Mortgage.

(e) The Lender may proceed under this Mortgage solely as to the immovable property interests, or solely as to the movable property interests, or as to both the immovable and movable property interests in accordance with its rights and remedies in respect of the immovable property interests.

(f) Upon the occurrence of any Event of Default, the Lender may additionally take any one or more of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Lender: (i) the Lender may notify any and all Tenants to pay all Rents due thereafter directly to the Lender at the address set forth in the Lender's notice to such Tenants; the Borrower irrevocably agrees that all such Tenants shall be authorized to pay the Rents directly to the Lender without liability of such Tenants for the determination of the actual existence of any default by the Borrower claimed by the Lender, and the Tenants shall be expressly relieved of any and all duty, liability and obligation to the Borrower in connection with any and all Rents so paid; or (ii) the Lender may enter upon and take possession of the Mortgaged Property, to manage and operate the Mortgaged Property and the Borrower's business on the Mortgaged Property, and take possession of and use all books of account and financial records of the Borrower and its property managers or representatives, if any, relating to the Mortgaged Property; or (iii) the Lender may alter, modify, amend, terminate or permit the surrender of any or all Tenant Leases, and the Lender may execute new Tenant Leases of any part of the Mortgaged Property, including Tenant Leases that extend beyond the maturity date of the Indebtedness. The enforcement of any and all such rights available to the Lender hereunder shall continue for so long as the Lender shall elect, notwithstanding that the collection and application of the Rents may have cured the original default. Following the exercise of any of the foregoing rights, the Lender may, at its sole option, through written notice to the Borrower, permit the Borrower to reenter and take possession of the Mortgaged Property or any part thereof, and to perform all acts necessary for the operation and maintenance of the Mortgaged Property, including the right to collect the Rents, but the Lender shall nevertheless have the right, effective upon written notice, to demand, sue for possession of and collect the Rents under the Tenant Leases and otherwise exercise its rights under this Mortgage again.

Section 26. Set-Off. Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender (other than tenant security deposits under Tenant Leases) against any amounts then due by the Borrower to the Lender pursuant to this Mortgage.

Section 27. Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Borrower hereby acknowledges and confesses judgment in favor of Lender for the full amount of the Indebtedness.

Section 28. Attorney Fees. In case this Mortgage is placed in the hands of attorneys at law for the filing of foreclosure proceedings, to protect the rights of Lender or to enforce any of the agreements contained in this Mortgage, Borrower will pay all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with the protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on the Indebtedness or any foreclosure proceedings are filed. Borrower further agrees that the Indebtedness shall be increased by the amount of said costs and fees.

Section 29. Keeper. In the event the Mortgaged Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of *fieri facias* or otherwise, the Borrower and the Lender agree that the court issuing any such order shall, if petitioned for by Lender, direct the applicable sheriff to appoint as a keeper of the Mortgaged Property, the Lender or any agent designated by Lender or any person named by the Lender at the time such seizure is effected. This designation

is pursuant to Louisiana Revised Statutes 9:5136 through 5140.2, inclusive, as the same may be amended, and Lender shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Mortgaged Property, an amount equal to 1% of the gross revenues of the Mortgaged Property. The designation of keeper made herein shall not be deemed to require Lender to provoke the appointment of such a keeper.

Section 30. Waivers. The Borrower waives in favor of the Lender, any and all homestead exemptions and other exemptions of seizure or otherwise to which Borrower is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Mortgaged Property is concerned. The Borrower further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; and (d) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

Section 31. Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.

Section 32. Notices. Any notice or demand which, by provision of this Mortgage, is required or permitted to be given or served by the Lender to or on the Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by the Borrower to the Lender) to the Borrower at the address set forth on Page 1 hereof. Any notice or demand which, by any provision of this Mortgage, is required or permitted to be given or served by the Borrower to or on the Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by the Lender to the Borrower) to the Lender at the address set forth on Page 1 hereof or in the Note.

Section 33. Amendment. Neither this Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an authentic instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 34. Invalidity. In the event that any one or more of the provisions contained in this Mortgage shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage.

Section 35. Governing Law. This Mortgage is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

Section 37. Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower in this Mortgage shall bind its successors and assigns, and shall insure to the benefit of the Lender and its successors and assigns. All covenants and agreements contained herein and all liens and security interests created hereby insure to any assignee or transferee of the Indebtedness, and in the case of any assignment or transfer of the Indebtedness, the assignee or transferee shall be deemed to be the Lender and secured party under this Mortgage.

Section 38. Certificates. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and the Borrower and the Lender agree to hold me, Notary, harmless for failure to procure and attach same.

THUS DONE AND PASSED on the 3rd day of January, 2020 in the presence of the undersigned witnesses who hereunto sign their names with the Borrower, and me, Notary, after due reading of the whole.

WITNESSES:

Print Name: Lauren Manuel

Print Name: Jared L Watson

NOTARY PUBLIC

Name: Beverly Burnett

Bar Roll No. /

Notary ID# 50158

BORROWER:

ELIXIR OF LIFE LLC, a Texas limited liability company

By:
Name: Saran Adams
Title: Member

By:
Name: Mark Adams
Title: Member

1175271-3

BEVERLY BURNETT - ID NO. 50158
NOTARY PUBLIC
COMMISSIONED FOR LIFE
CALCASIEU PARISH, LA